                                  EXHIBIT 21.1
                                  SUBSIDIARIES

NAME OF                                                          JURISDICTION OF
SUBSIDIARY                                                        INCORPORATION
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
DNA Plant Technology Corporation(1).........................               Delaware

DNAP Technologies, Inc.(2)..................................               Delaware

FreshWorld Farms, Inc.(2)...................................               Delaware

DNAP Diagnostics, Inc.(2)...................................               Delaware

VPP Corporation(1)..........................................               Delaware

International Produce Holding Company(1)....................               Delaware

Bionova Produce, Inc.(3)....................................                Arizona

R.B. Packing of California, Inc.(3).........................             California

Bionova Produce of Texas, Inc.(3)...........................                  Texas

Premier Fruits & Vegetables BBL, Inc.(4)....................         Quebec, Canada

Premier Fruits & Vegetables (USA), Inc.(4)..................               Delaware

Agrobionova, S.A. de C.V.(5)................................  United Mexican States

Comercializadora Premier, S.A. de C.V.(6)...................  United Mexican States

Siembra Cultivo y Cosecha del Noroeste, S.A. de C.V.(7).....  United Mexican States

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(1) Wholly-owned subsidiary of Bionova Holding Corporation

(2) Wholly-owned subsidiary of DNA Plant Technology Corporation

(3) Wholly-owned subsidiary of International Produce Holding Company

(4) 80% owned by International Produce Holding Company

(5) 98.6% owned by Bionova Holding Corporation

(6) Wholly-owned subsidiary of Agrobionova, S.A. de C.V.

(7) 98% owned by Agrobionova, S.A. de C.V.